EXHIBIT 99.1

Hempacco Announces One-for-Ten Reverse Stock Split

FOR IMMEDIATE RELEASE	March 8, 2024

SAN DIEGO, CA – Hempacco Co., Inc. (NASDAQ: HPCO) (“Hempacco” or the “Company”), a vertically integrated hemp manufacturing company, today announced that its Board of Directors on February 20, 2024, approved a 1-for-10 reverse stock split of the Company's issued and outstanding shares of common stock, par value $0.001 per share, accompanied by a corresponding decrease in the Company's authorized shares of common stock (the "Reverse Stock Split"), such that, following the consummation of the Reverse Stock Split, the number of authorized shares of common stock will be reduced from 200,000,000 to 20,000,000. The reverse stock split is anticipated to be effective as of the open of the market on March 13, 2024.

As a result of the Reverse Stock Split, every 10 pre-split shares of Company common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders, and the number of outstanding common shares will be reduced from approximately 31.4 million shares to approximately 3.14 million shares. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share on a per shareholder basis. The Reverse Stock Split will not affect the par value of the Company’s common stock.

The Board of Directors approved the Reverse Stock Split pursuant to Section 78.207 of the Nevada Revised Statutes ("NRS"). The Board of Directors approved the Reverse Stock Split unilaterally pursuant to Section 78.207 of the NRS, solely to enable the Company to expeditiously meet the $1.00 minimum bid price requirements of The Nasdaq Stock Market (“Nasdaq”) and to reduce the risk of the Company being delisted as a result of failure to meet those requirements. The Reverse Stock Split will have no effect on the Company's authorized preferred stock. The Company anticipates that the effective time of the Reverse Stock Split will be before market open on March 13, 2024, with the common stock trading on a post-split basis under the Company's existing trading symbol, "HPCO," at the market open on March 13, 2024, with a new CUSIP number, 42371L205. The Reverse Stock Split will increase the market price per share of the Company's common stock, and is intended to bring the Company into compliance with the $1.00 minimum bid listing requirements of Nasdaq.

Transfer Online, Inc., the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

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For investor inquiries, please contact:

Sandro Piancone, CEO

Investor Relations: ir@hempaccoinc.com

619-779-0715

Safe Harbor Statement

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: (i) potential failure to meet projected development and related targets; (ii) changes in applicable laws or regulations that may impact our products and business; (iii) the effect of the COVID-19 pandemic on the Company and its current or intended markets; and (iv) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

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